FORM F-4


        Quarterly Report Under Section 13 of the Securities Exchange Act
                    of 1934 for Quarter Ended March 31, 1997

                    FDIC Insurance Certificate Number 33368-9

                               Carolina State Bank

                                 North Carolina

                                   56-1679239

                             316 S. Lafayette Street
                             Shelby, North Carolina
                                      28150

                                 (704) 480-4444

Indicate by check mark whether the bank (1) has filed all reports required to be filed by section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                               Yes ___X___ No _____

1,066,022 Shares of Common Stock, Par Value $4.50 Per Share Outstanding as of March 31, 1997


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                               CAROLINA STATE BANK

                                TABLE OF CONTENTS

Part I.  FINANCIAL INFORMATION

         Item 1 - Financial Statements

           Balance Sheets - March 31, 1997 and December 31, 1996               3

           Statements of Income -Three months ended March 31, 1997 and
           March 31, 1996                                                      4

           Statements of Changes in Shareholders Equity - Three months ended March 31, 1997 and March 31, 1996, Twelve months ended
           December 31, 1996                                                   5

        Statements of Cash Flows - Three months ended March 31, 1997
           and March 31, 1996                                                  6

           Notes to Financial Statements                                       7

         Item 2.  Management's Discussion and Analysis of Financial
                     Condition and Results of Operation                        8


Part II  OTHER INFORMATION                                                     9



Signatures

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
                               CAROLINA STATE BANK

                                 BALANCE SHEETS




                                                     UNAUDITED                      AUDITED
                                                   MARCH 31, 1997              DECEMBER 31, 1996
                                                   --------------              -----------------
ASSETS
Cash and due from banks                             $  2,362,314                $  3,217,148
Federal funds sold                                     4,880,000                   4,510,000
Interest bearing
deposits in banks                                         13,043                       4,537
Securities available for sale                         14,484,572                  11,543,627
Securities held to maturity,
estimated market value of
$14,645,000 and $13,979,000
at March 31, 1997 and
December 31, 1996 respectively                        14,703,098                  13,940,363
Total investment securities

Loans                                                 98,287,795                  96,036,284
Allowance for loan losses
                                                       1,425,000                   1,400,000
                                                    ------------                ------------
Net Loans                                             96,862,795                  94,636,284
                                                    ------------                ------------
Bank premises and equipment, net                       2,651,650                   2,568,815
Other Assets                                           3,056,418                   2,980,518
                                                    ------------                ------------
TOTAL ASSETS                                        $139,013,890                $133,401,292
                                                    ============                ============

LIABILITIES

Deposits:
  Demand                                            $  8,768,150                $  8,297,300
  Interest bearing demand                             23,986,236                  19,605,569
  Savings                                              6,359,297                   6,169,885
  Time, $100,000 and over                             19,289,528                  17,918,794
  Other time                                          61,317,757                  62,649,160
                                                    ------------                ------------
  Total deposits                                     119,720,968                 114,640,708
Repurchase agreements                                    756,986                     634,467
Other borrowings                                       5,000,000                   5,000,000
Other liabilities                                        989,252                     813,848
                                                    ------------                ------------
  Total Liabilities                                  126,467,206                 121,089,023
                                                    ------------                ------------

SHAREHOLDER' EQUITY

Common stock, $4.50 par value,
authorized 2,000,000 shares issued
and outstanding 1,066,022 shares,
March 31,1997 and December 31, 1996
respectively                                           4,797,099                   4,797,099
Surplus                                                6,220,202                   6,220,202
Retained Earnings                                      1,539,595                   1,276,886
Unrealized gain on securities
available for sale                                       (10,212)                     18,082
                                                    ------------                ------------
  Total Shareholder's Equity                          12,546,684                  12,312,269
                                                    ------------                ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $139,013,890                $133,401,292
                                                    ============                ============


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

                               CAROLINA STATE BANK

                              STATEMENTS OF INCOME


                                                    QUARTER ENDED                       THREE MONTHS ENDED
                                                      UNAUDITED                              UNAUDITED
                                                   MARCH 31, 1997                         MARCH 31, 1996
                                                   --------------                         --------------
INTEREST INCOME
Interest and fees on loans
                                                  $   2,310,330                          $    2,024,893
  Interest on securities:
  U.S. Treasury                                         393,438                                 395,587
  U.S. Government agencies                                    0                                       0
  States and political subdiv                             1,174                                       0
  Other                                                  11,091                                   5,296
Interest on federal funds sold                           57,503                                  26,607
Interest on time dep in banks                               297                                   1,058
Total interest income                                 2,773,833                               2,453,441

INTEREST EXPENSE
Interest on certficates of deposit                      289,104                                 187,807
over 100,000
Interest on other deposits                            1,149,589                               1,075,157
Other deposits                                           90,543                                  52,778
                                                  -------------                          --------------
Total interest expense                                1,529,235                               1,315,742
                                                      1,244,597                               1,137,699
Net interest income

Provision for loan losses                               149,253                                 131,000
                                                  -------------                          --------------

Net interest income after provision                   1,095,344                               1,006,699
for loan losses

OPERATING INCOME OTHER
Service charge on deposit accounts                      141,984                                 141,989
Other service charges                                    64,090                                  58,725
Other income                                             50,737                                  37,491
                                                  -------------                          --------------
Total other operating income                            256,811                                 238,205
                                                 --------------                         --------------

OTHER OPERATING EXPENSE
Salaries and employee benefits                          445,414                                 429,863
Net occupancy expenses                                   78,832                                  54,521
Equipment expenses                                       61,790                                  61,470
Other expenses                                          356,287                                 272,167
                                                        -------
Total other operating income                            942,323                                 818,021
                                                        -------

Income before taxes                                     409,832                                 426,883
Income taxes                                            147,123                                 150,400
                                                        -------
NET INCOME                                              262,709                                 276,483
                                                        =======                          --------------

Net income per common shares                                .25                                     .26
                                                  =============                          ==============



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

                               CAROLINA STATE BANK

                  STATEMENTS OF CHANGES IN SHAREHOLDER' EQUITY

                                                   Additional            Unrealized
                                Common Stock              Paid in      Retained       Gain/Loss on      Total
                            Shares          Amount        Capital      Earnings        Securities         Equity
                                                                                            AFS
Balance (audited)        1,065,822        4,796,199      6,218,902         60,786          71,471     $11,147,628
December 31, 1995       ----------      -----------     ----------     ----------      ----------     -----------


Net income three
months March 1996                                                         276,483                         276,483
Change in realized
gain/loss March 31,
1996                                                                                      (19,343)        (19,343)
                                                        =======        =========       -----------    ------------

Balance (unaudited)
March 31, 1996           1,065,822        4,796,199      6,218,902        337,269          52,398      11,404,768
                        ==========      ===========     ==========     ==========      ==========     ===========

Exercise of Options
                               200              900          1,300                                          2,200

Net Income Nine
Months December 31,
1996                                                                      939,617                         939,617

Change in unrealized
gain/loss December,
1996
                        _________       _________       _________      _________         (34,316)         (34,316)
                                                                                       ----------     ------------
Balance (unaudited)
December 31, 1996
                         1,066,022        4,797,099      6,220,202      1,276,886         18,082       12,312,269
Net Income Three
Months March 31, 1997
                                                                          262,709                         262,709
Change in unrealized
gain/loss March 31,
1997
                        __________      ___________     __________     __________        (28,294)          28,294)
                                                                                       ----------     ------------
Balance unaudited        1,066,022       $4,797,099     $6,220,202     $1,539,595      $ (10,212)     $12,546,684
                        ==========      ===========     ==========     ==========      ==========     ===========
March 31, 1997



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

                               CAROLINA STATE BANK

                            STATEMENTS OF CASH FLOWS


                                                              THREE MONTHS ENDED
                                              MARCH 31, 1997 UNAUDITED          MARCH 31, 1996 UNAUDITED
                                              ------------------------          ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                        $   262,709                     $       276,483
Adjustments to reconcile net income
to net cash provided (used) by
operating activities:
   Depreciation and amortization                       68,760                              83,843

Provision for possible loan losses                    149,253                             131,000

Increase in other assets                             (100,572)                           (405,665)
Increase (Decrease) in other
liabilities                                           175,404                            (238,593)
                                                  -----------                     ----------------
Net cash provided (used) by operating
activities                                            555,554                            (152,932)
                                                  -----------                     ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease(increase) in time deposits                    (8,506)                           102,877

Proceeds from maturities of
securities, Available for sale                      2,500,000                          2,000,000


Purchase of Securities, Available for sale         (5,469,239)                          (443,698)
Purchase of securities, Held to
maturity                                             (762,735)                        (1,974,255)
Net increase in loans                              (2,375,764)                        (3,840,655)
Purchases of premises and equipment                  (126,923)                          (174,337)

Net cash used in investing activities              (6,243,167)                        (4,330,068)
                                                  ------------                    ---------------

CASH FLOW FROM FINANCING ACTIVITIES:
Net increase in deposits                            5,080,260                          3,722,963
                                                  -----------                     --------------
Increase(decrease) in repurchase
agreements                                            122,519                            612,841
Net cash provided by financing
                                                    5,202,779                          4,335,804
Net change in cash and cash
equivalents                                          (484,834)                          (147,196)
Cash and Cash equivalents, beginning
of period                                           7,727,148                          3,160,955
                                                   -----------                     --------------
Cash and cash equivalents, end of
period                                             $7,242,314                         $3,013,759
                                                  ===========                     ==============

Supplemental disclosures of cash flow information:
Interest paid                                      $1,424,858                         $1,136,893
                                                  ===========                     ==============
Income taxes paid                                  $  179,500                         $  260,000
                                                  ===========                     ==============
Disclosure of accounting policy:
For purpose of reporting cash flows, cash and cash equivalents include cash on hand and due from banks and federal funds sold.


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                               CAROLINA STATE BANK


                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


1. In the opinion of Management, the accompanying financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of Carolina State Bank as of December 31, 1996 and March 31, 1997 and the results of operations for the three month period ended March 31, 1997 and for the three month period ended March 31, 1996.

2. The accounting and reporting policies of Carolina State Bank follow generally accepted accounting principles and general practices within the financial services industry.


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                               CAROLINA STATE BANK

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS


Financial Condition

The Bank's balance sheet is closely monitored by using asset and liability management. This has enabled the bank to optimize its' profitability and minimize its' risk. Growth has continued thru March 31, 1997 and is recognized predominately in the growth of earning assets and deposits.

Results of Operations

Earnings for the first quarter of 1997 compared to the first quarter of 1996 decreased by $13,774 or 5%. Earnings per share decreased from $.26 in 1996 to $
 .25 in 1997. This decrease is due primarily to an increase in the Bank's cost of funds, an increase in occupancy expenses related to the relocation of the administrative, financial and human resources departments, and various other operating expenses. Management continues to expect 1997 earnings to exceed 1996 for the entire year.

The provision for loan losses represents managements' determination as to the amount adequate in relation to the risk of future loan losses. In evaluating the allowance and its' adequacy, management considers the Bank's loan loss experience, the amount of past due and non-performing loans, current and anticipated economic conditions and other appropriate information. While it is the Bank's policy to charge-off loans in the current period in which a loss is considered probable, there are additional risks for future losses which cannot be quantified precisely or attributed to particular loans or classes of loans. Because these risks are continually changing in response to facts beyond the control of the Bank, such as the state of the economy, management's judgment as to the adequacy of the provision is necessarily approximate and imprecise.


Liquidity

The Bank's liquidity position is primarily dependent upon it's need to respond to withdrawals from deposit accounts and upon the liquidity of it's assets. The Bank's primary liquidity sources include cash and due from bank accounts, federal funds sold, and short-term investment securities. Management of the Bank believes it's liquidity sources are adequate at March 31, 1997 to meet it's operating needs.

Capital

At March 31, 1997, the Bank was in compliance with it's regulatory capital requirements.

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                               CAROLINA STATE BANK

                                OTHER INFORMATION

ITEM 1 - LEGAL PROCEEDINGS                                             NONE
ITEM 2 - CHANGES IN SECURITIES                                         NONE
ITEM 3 - DEFAULTS UPON SENIOR SECURITIES                               NONE
ITEM 4 - SUBMISSION OF MATTERS TO A VOTE
            OF SECURITY HOLDERS                                        NONE
ITEM 5 - OTHER INFORMATION                                             NONE


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                               CAROLINA STATE BANK

                                   SIGNATURES



UNDER THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE BANK HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.



CAROLINA STATE BANK


DATE: MAY 13, 1997          BY:          /s/ ROBERT J. JUREK
                                _____________________________________
                                            Robert J. Jurek
                                         Senior Vice President